EXHIBIT  24


                         CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of First Albany Companies Inc. on Form S-8 related to the First Albany Companies Inc. Stock
Bonus Plan (Registration No. 33-15220, Registration No. 33-
35166, and Registration No. 33-52153) of our report dated
November 10, 1995, on our audits of the consolidated financial statements and financial statement schedule of First Albany Companies Inc. as of September 29, 1995 and
September 30, 1994, and for the years ended September 29, 1995, September 30, 1994 and September 24, 1993, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption
"Experts."






                                   COOPERS & LYBRAND L. L. P.




Albany, New York
December 22, 1995